Exhibit 10.2

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT, dated as of January 1, 2020 (this “Agreement”), by and between Intrexon Corporation, a Virginia corporation (the “Company”), and TS Biotechnology Holdings, LLC, a Virginia limited liability company (“Subscriber”).

Background

A.    Concurrently with the execution and delivery of this Agreement, the Company and Subscriber are entering into that certain Stock and Asset Purchase Agreement, dated as of the date hereof (the “SAPA”).

B.    Subscriber desires to subscribe for and purchase from the Company, and the Company desires to issue to Subscriber, the Subscriber Shares (as defined below).

Agreement

Accordingly, intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

Subscription; Closing

Section 1.01    Issuance and Subscription.

(a)    On the terms and subject to the conditions hereof, at the Closing, the Company shall issue, transfer and deliver, or cause to be issued, transferred and delivered, to Subscriber, and Subscriber hereby subscribes for and shall purchase from the Company, the Subscriber Shares, free and clear of any Liens (other than any restrictions on transfer under applicable Laws), for the Shares Purchase Price, payable as set forth in Section 1.03. At or before the Closing, each party shall deliver to the other party any documents that may be reasonably requested by such other party to effect the issuance of the Subscriber Shares by the Company to Subscriber (the “Issuance” and, together with the other transactions expressly contemplated by Sections 1.03 and 1.04 of this Agreement, the “Transactions”).

(b)    As used herein:

(i)    “Per Share Purchase Price” means a price equal to the volume weighted average price as calculated at market close on Bloomberg of the publicly traded Company Shares listed on the Nasdaq Global Select Market on the five consecutive days on which the Nasdaq Global Select Market is open for trading immediately following the second Business Day after January 14, 2020, rounded to the nearest whole cent (such period, the “Purchase Price Calculation Period”).

(ii)    “Shares Purchase Price” means an amount equal to the difference between (A) $88,000,000 and (B) the Closing Purchase Price (as defined in the SAPA) or, if the SAPA is terminated by the Company pursuant to Section 6.01(e) of the SAPA, the net cash proceeds that the Company or any of its Subsidiaries is entitled to receive pursuant to the applicable Alternative Sale Agreement (as defined in the SAPA); provided that the Shares Purchase Price shall not exceed $35,000,000.

(iii)    “Subscriber Shares” means a number of Company Shares, rounded to the nearest whole share, equal to the Shares Purchase Price divided by the Per Share Purchase Price; provided that the Subscriber Shares shall not exceed 19.9% of the outstanding Company Shares or voting power of the Company Shares.

Section 1.02    Closing. The closing of the Issuance (the “Closing”) shall take place at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, commencing at 10:00 a.m., Eastern Standard Time, on the later of the date of (i) the SAPA Closing, (ii) a closing under an Alternative Sale Agreement and (iii) the second Business Day after the end of the Purchase Price Calculation Period (the “Closing Date”).

Section 1.03    Transactions To Be Effected at the Closing. On the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a)    the Company shall deliver to Subscriber a certificate representing the Subscriber Shares;

(b)    the Subscriber shall deliver to the Company a properly completed Internal Revenue Service Form W-9; and

(c)    Subscriber shall deliver to the Company the Shares Purchase Price, by wire transfer of immediately available funds to a bank account designated in writing by the Company at least one Business Day prior to the Closing Date.

Section 1.04    Transactions to Be Effected after the Closing. Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Issuance and the other Transactions, and in the case of the Company, to provide to Subscriber all the benefits reasonably contemplated thereby.

ARTICLE II

Representations and Warranties

Relating to the Company and the Subscriber Shares

The Company hereby represents and warrants to Subscriber, as of the date hereof and as of the Closing Date, as follows:

Section 2.01    Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as currently conducted.

Section 2.02    Authority; Execution and Delivery; Enforceability. The Company has full corporate power and authority to execute this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action. The Company has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as limited by applicable Laws affecting the enforcement of creditors’ rights generally or by general equitable principles. The Subscriber Shares, when issued, shall be duly authorized, validly issued, fully paid and non-assessable. Assuming Subscriber has the requisite power and authority to be the lawful owner of such Subscriber Shares, upon Closing, good and valid title to the Subscriber Shares will pass to Subscriber, free and clear of any Liens (other than those arising out of agreements of Subscriber or its Affiliates other than this Agreement).

Section 2.03    No Conflicts; Consents. The execution and delivery by the Company hereof do not, and the consummation of the Transactions and compliance by the Company with the terms hereof will not, contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the articles of incorporation or bylaws of the Company, (ii) any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a “Contract”) to which the Company is a party or by which any of its properties or assets is bound or (iii) any Judgment or Law applicable to the Company or its properties or assets. No consent, approval, waiver, license, permit, franchise, authorization or Judgment (“Consent”) of, or registration, declaration, notice, report, submission or other filing (“Filing”) with, any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality (in each case whether Federal, state, local, foreign, international or multinational) (a “Governmental Entity”) is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance hereof or the consummation of the Transactions, other than (i) Filings and Consents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (ii) such Filings and Consents as may be required solely by reason of Subscriber’s (as opposed to any other third party’s) participation in the Transactions, and (iii) such Filings as may be required pursuant to the Exchange Act.

ARTICLE III

Representations and Warranties of Subscriber

Subscriber hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

Section 3.01    Organization, Standing and Power. Subscriber is duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia and has full limited liability company power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

Section 3.02    Authority; Execution and Delivery; and Enforceability. Subscriber has full limited liability company power and authority to execute this Agreement and to consummate the

Transactions. The execution and delivery by Subscriber hereof and the consummation by Subscriber of the Transactions have been duly authorized by all necessary limited liability company action. Subscriber has duly executed and delivered this Agreement, and this Agreement constitutes, a legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 3.03    No Conflicts; Consents. The execution and delivery by Subscriber hereof do not, and the consummation of the Transactions and compliance by Subscriber with the terms hereof will not contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the certificate of formation or limited liability company agreement (or comparable documents) of Subscriber or any of its Subsidiaries, (ii) any Contract to which Subscriber or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Law applicable to Subscriber or any of its Subsidiaries or their respective properties or assets. No Consent of or Filing with any Governmental Entity is required to be obtained or made by or with respect to Subscriber or any of its Subsidiaries in connection with the execution, delivery and performance hereof or the consummation of the Transactions, other than such Filings as may be required pursuant to Sections 13 and 16 of the Exchange Act.

Section 3.04    Securities Act. The Subscriber Shares purchased by Subscriber pursuant hereto are being acquired for its own account, for investment only and not with a view to any public distribution thereof in violation of any of the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Subscriber is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the U.S. Securities and Exchange Commission under the Securities Act, and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

Section 3.05    No Solicitation. Subscriber acknowledges that neither the Company nor any other Person offered to sell the Subscriber Shares to it by means of any form of general solicitation or advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

Section 3.06    Investigation and Non-Reliance of Subscriber; No Additional Representations. Subscriber acknowledges and agrees that (i) the Company has not made any representation or warranty, express or implied, as to the Company, the Company’s business, the Subscriber Shares, or the accuracy or completeness of any information regarding the Company, the Company’s business or the Subscriber Shares, except as expressly set forth in Article II, (ii) Subscriber has not relied on any representation or warranty from the Company or any other Person acting on behalf of the Company in determining to enter into this Agreement, except as expressly set forth in Article II, (iii) no officer, director, manager, shareholder, agent, Affiliate, advisor, representative or employee of the Company or any other Person has any authority, express or implied, to make any representation, warranty or agreement on behalf of the Company not specifically set forth in Article II, (iv) the Company has no obligation to disclose any information regarding the Company, the Company’s business or the Subscriber Shares, and (v) neither the

Company nor any other Person acting on behalf of the Company shall have or be subject to any liability to Subscriber resulting from the distribution to Subscriber, or Subscriber’s use of, any information regarding the Company, the Company’s business or the Subscriber Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that neither the Company nor any other Person acting on behalf of the Company has made any representation or warranty, express or implied, as to any financial projections, forecasts, cost estimates and other predictions relating to the Company, the Company’s business or the Subscriber Shares or as to the probable success or profitability of the Company, the Company’s business or the Subscriber Shares. Subscriber acknowledges that it has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby, that its purchase of the Subscriber Shares is speculative and Subscriber may lose its investment therein, and that Subscriber can bear the economic risk and loss of its investment in the Subscriber Shares.

Section 3.07    Legends. Subscriber understands and agrees that the offering and sale of the Subscriber Shares will not be registered, and any book-entry statements evidencing the Subscriber Shares may bear the following legend (or substantially similar legend) and such other legends as may be required by applicable Laws or under the Company’s organizational documents:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

ARTICLE IV

Covenants

Section 4.01    Reasonable Efforts.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including obtaining of all necessary actions or nonactions, and Consent from Governmental Entities and the making of all necessary Filings (including Filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to obtain a Consent from, or to avoid a Proceeding by, any Governmental Entity. Notwithstanding anything to the contrary in this Section 4.01, Subscriber shall not be required to license, divest, dispose of or hold separate any assets or businesses of either party or any of their respective Subsidiaries and Affiliates or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the assets or businesses of Subscriber or the Company or any of their respective Affiliates or Subsidiaries, or that would otherwise have a material adverse effect on Subscriber. Except as otherwise permitted under this Agreement, Subscriber shall not (and shall cause its Subsidiaries and Affiliates not to) take or agree to take any action that would be reasonably likely to prevent or materially delay the Closing.

(b)    Before the Closing, each party hereto shall, and shall cause its Affiliates to, use all commercially reasonable efforts to obtain, and to cooperate in obtaining, all Consents from third parties necessary or appropriate to permit the consummation of the Transactions; provided, however, that the parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Consent may be required (other than customary Filing fees payable to Governmental Entities, which shall be shared evenly between Subscriber and the Company, and nominal Filing or application fees payable to other third parties) and no party shall be required to agree to any conditions or restrictions imposed by any third party that, individually or in the aggregate, in the judgment of such party, would materially impair (or would reasonably be expected to materially impair) the ability of such party to consummate the Transactions. The Company shall not have any liability whatsoever to Subscriber arising out of or relating to the failure to obtain any Consents that may be required in connection with the Transactions or because of the termination of any Contract as a result thereof. Subscriber acknowledges that no representation, warranty or covenant of the Company contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (i) the failure to obtain any such Consent, (ii) any such termination or (iii) any Proceeding commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Consent or any such termination.

(c)    Without limiting the generality of the foregoing, each of the Company and Subscriber shall as promptly as practicable, but in no event later than five Business Days following the execution and delivery hereof, file with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) the notification and report form, if any, required for the Transactions. Any such notification and report form and other Filings shall be in substantial compliance with the requirements of the HSR Act. The Company and Subscriber shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any Filing or submission that is necessary under the HSR Act. The Company and Subscriber shall keep each other apprised of the status of any communications with and any inquiries or requests for additional information from, the FTC, the DOJ and any other Governmental Entity and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the Filings made hereunder pursuant to the HSR Act. Any such supplemental information shall be in substantial compliance with the requirements of the HSR Act. Without limiting the generality of the foregoing, Subscriber shall, and shall cause its Subsidiaries and its ultimate parent entity (as defined in or for purposes of the HSR Act) to, use its commercially reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions and to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date), including taking all reasonable action to resolve such objections, if any. Notwithstanding the foregoing, Subscriber shall not be required to contest any action, whether initiated by the FTC, DOJ, state antitrust enforcement authorities, competition authorities of any other nation or other jurisdiction or any other Governmental Entity or Person, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that restricts, prevents or prohibits the consummation of the Transactions.

(d)    Subject to Laws relating to the sharing of information, the Company and Subscriber shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company or Subscriber the case may be, and any of their respective Affiliates or other related Persons, that appear in any Filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions

ARTICLE V

Conditions Precedent

Section 5.01    Antitrust. Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired.

ARTICLE VI

General Provisions

Section 6.01    Survival. The representations, warranties and covenants contained in this Agreement shall survive the Closing and the delivery of the Subscriber Shares.

Section 6.02    Amendments and Waivers. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto. A party hereto may waive only by an instrument in writing compliance by the other party hereto with any term or provision hereof that such other party was or is obligated to comply with or perform. No delay or omission by either party hereto to exercise any right or power under this Agreement or pursuant to Law shall impair such right or power or be construed as a waiver thereof. A waiver by either party of any representation, warranty, covenant or condition shall not be construed to be a waiver of any succeeding breach of any other representation, warranty, covenant or condition.

Section 6.03    Expenses; Transfer Taxes.

(a)    Except as otherwise expressly set forth in Section 6.03(b), all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense.

(b)    All real property transfer or gains tax, sales tax, use tax, stamp tax, stock transfer tax or other similar tax applicable to the transfer of the Subscriber Shares, if any, shall be paid by Subscriber. Each party shall use all commercially reasonable efforts to avail itself of any available exemptions from any such taxes or fees, and to cooperate with the other party in providing any information and documentation that may be necessary to obtain such exemptions.

Section 6.04    Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party (including by operation of Law in connection with a merger or consolidation of such party) without the prior written consent of the other party hereto;

provided that Subscriber may assign its rights hereunder to one or more of its Affiliates who agree to be bound hereby, provided that any such assignment shall not relieve Subscriber from any of its obligations hereunder. Any attempted assignment in violation of this Section 6.04 shall be void.

Section 6.05    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 6.06    Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, as follows:

(i)      if to Subscriber:

c/o Third Security, LLC

The Governor Tyler,

1881 Grove Ave,

Radford, Virginia 24141

Attention:        Legal Department

with a copy, which shall not constitute notice, to:

Troutman Sanders LLP

1001 Haxall Point

Richmond, Virginia 23219

Attention:        John Owen Gwathmey

Email:              johnowen.gwathmey@troutman.com

(ii)     if to the Company:

Intrexon Corporation

202374 Seneca Meadows Parkway,

Germantown, Maryland 20876

Attention:        Donald P. Lehr

with a copy, which shall not constitute notice, to:

Sidley Austin LLP

787 7th Avenue

New York, New York 10019

Attention:        Scott M. Freeman

Email:              sfreeman@sidley.com

with a further copy, which shall not constitute notice, to:

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

Attention:        William I. Intner

Email:              william.intner@hoganlovells.com

Section 6.07    Interpretation; Certain Definitions.

(a)    The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. When a reference is made herein to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. For all purposes of this Agreement, unless otherwise specified herein, (i) “or” shall be construed in the inclusive sense of “and/or”; (ii) words (including capitalized terms defined herein) in the singular shall be construed to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be construed to include the other gender, each as the context requires; (iii) the terms “hereof” and “herein” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (iv) all references herein to “$” or dollars shall refer to United States dollars. Any cause of action for breach of any representation or warranty contained herein shall accrue, and the statute of limitations period shall begin to run, on the Closing Date. Any cause of action for breach of any covenant contained herein shall accrue, and the statute of limitations period shall begin to run, when the breach first occurs.

(b)    For all purposes hereof:

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided however that neither Randal J. Kirk, nor Subscriber nor any Person controlled by either of Randal J. Kirk or Subscriber, other than the Company and its Subsidiaries, shall be deemed to be an Affiliate of the Company. For purposes of this definition, the term “control” (including its correlative meanings “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” is defined in the preamble.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by Law to close in The City of New York, New York.

“Chosen Court” is defined in Section 6.12.

“Closing” is defined in Section 1.02.

“Closing Date” is defined in Section 1.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in the preamble.

“Company Shares” means shares of common stock, no par value per share, of the Company.

“Consent” is defined in Section 2.03.

“Contract” is defined in Section 2.03.

“Covered Claim” is defined in Section 6.13.

“DOJ” is defined in Section 4.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing” is defined in Section 2.03.

“FTC” is defined in Section 4.01(a).

“Governmental Entity” is defined in Section 2.03.

“HSR Act” is defined in Section 2.03.

“including” means “including, without limiting the generality of the foregoing”.

“Issuance” is defined in Section 1.01(a).

“Judgment” means any judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by any Governmental Entity (in each case whether temporary, preliminary or permanent).

“Law” means any Federal, state, local, foreign, international or multinational treaty, constitution, statute or other law, ordinance, rule or regulation.

“Lien” means any mortgage, lien, security interest, pledge, equitable interest, charge, conditional sale or other title retention agreement, right of first refusal, hypothecation, option, warrant, claim or encumbrance of any kind.

“Per Share Purchase Price” is defined in Section 1.01(b).

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Proceeding” means any suit, action or proceeding (in each case, whether civil or criminal) commenced, brought, conducted or heard by or before any Governmental Entity.

“Purchase Price Calculation Period” is defined in Section 1.01(b).

“SAPA” is defined in the Background.

“SAPA Closing” means the earlier of the date of the Closing (as defined in the SAPA) or the closing under an Alternative Sale Agreement (as defined in the SAPA).

“Securities Act” is defined in Section 3.04.

“Shares Purchase Price” is defined in Section 1.01(b).

“Subscriber” is defined in the preamble.

“Subscriber Shares” is defined in Section 1.01(b).

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned, directly or indirectly, by such first Person or by another Subsidiary of such first Person).

“Transactions” is defined in Section 1.01(a).

Section 6.08    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

Section 6.09    Entire Agreement. This Agreement and the SAPA contain the entire agreement of the parties with respect to the Transactions and supersede all prior agreements between the parties with respect to the Transactions. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations with respect to the Transactions exclusively in contract pursuant to the express terms and provisions of this Agreement; and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Except in the case of intentional breach or actual fraud, the sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement) or any claim or cause of action otherwise arising out of or related to the Transactions shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement); and the parties hereby agree that no party hereto shall have any remedies or cause of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Agreement. Nothing in this Agreement shall be construed to limit any remedy available to Subscriber or the Company at law or in equity for any intentional breach of this Agreement or actual fraud by the other party.

Section 6.10    Severability. If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

Section 6.11    Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond in connection with such remedy are waived. Each of the parties hereby irrevocably waives, and agrees not to assert or attempt to assert, by way of motion or other request for leave from the court, as a defense, counterclaim or otherwise, in any Proceeding involving a Covered Claim, any claim or argument that there is an adequate remedy at law or that an award of specific performance is not otherwise an available or appropriate remedy.

Section 6.12    Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia, Alexandria Division or, in the event such court lacks jurisdiction, the Circuit Court of the County of Fairfax, Virginia, for the purposes of any suit, action or other Proceeding arising out of this Agreement or any Transaction (the “Chosen Court”). Each party agrees to commence any such action, suit or Proceeding in the Chosen Court. Notwithstanding the foregoing, any party hereto may commence an action, suit or Proceeding with any Governmental Entity anywhere in the world for the sole purpose of seeking recognition and enforcement of a judgment of the Chosen Court. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or Proceeding in Virginia with respect to any matters to which it has submitted to jurisdiction in this Section 6.12. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or Proceeding arising out of this Agreement or the Transactions in the Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or Proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.13    GOVERNING LAW. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT) (EACH, A “COVERED CLAIM”), SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH COMMONWEALTH, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

Section 6.14    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.14.

*        *        *

IN WITNESS WHEREOF, the Company and Subscriber have duly executed this Agreement as of the date first written above.

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Name: Donald P. Lehr
Title: Chief Legal Officer

[Signature Page to Subscription Agreement]

TS BIOTECHNOLOGY HOLDINGS, LLC
By:	JPK 2009, LLC, its sole Member
	By:	THIRD SECURITY, LLC, its Manager

	By:	/s/ Randal J. Kirk
Randal J. Kirk
Manager

[Signature Page to Subscription Agreement]